UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2006
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg (State or Other Jurisdiction of Incorporation)	333-106666 (Commission File Number)	98-0399297 (I.R.S. Employer Identification No.)
382-386 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract.
     On May 1, 2006, Jafra Cosmetics International, Inc. (the “Company”, a wholly owned subsidiary of Jafra Worldwide Holdings (Lux) S.áR.L. (the “Issuer”)) and Enrique Marco entered into an employment agreement (the “Employment Agreement”), in the form attached as Exhibit 99.1, pursuant to which the Company will employ Mr. Marco as its Chief Financial Officer. The material terms of the agreement are described in item 5.02 below.

Item 5.02.	Appointment of Principal Officers.
     On May 1, 2006, the Company and Enrique Marco, entered into an the Employment Agreement, in the form attached as Exhibit 99.1, pursuant to which the Company will employ Mr. Marco as its Chief Financial Officer effective as early as May 1, 2006. Mr. Marco will be employed on an at-will basis at a salary of $190,000 a year and will also receive a customary vehicle allowance. In the event that Mr. Marco’s employment is terminated without cause he would receive a severance payment equal to eighteen months salary, conditioned on his execution of a release of the Company. Since 1998, Enrique was Chief Financial Officer of Vorwerk Espana M.S.L., S.C., an affiliate of the Company and a wholly owned subsidiary of the Company’s ultimate parent.

Item 9.01.	Appointment of Principal Officers.

99.1	Employment Agreement between the Company and Enrique Marco, dated as of May 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2006

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Ronald B. Clark
Ronald B. Clark
Chief Executive Officer